Exhibit 10.1

AMENDMENT NO. 2

TO

SYNAPTOGENIX, INC.

2020 EQUITY INCENTIVE PLAN

In accordance with those certain resolutions adopted by the Board of Directors and stockholders of Synaptogenix, Inc., a Delaware corporation (the “Company”), the Synaptogenix, Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

1.             Section 3(a) of the Plan is hereby amended and restated in its entirety to increase the number of shares of the Company’s common stock, par value $0.0001 per share, reserved for issuance under the Plan as follows:

“(a)         The number of Shares which may be issued from time to time pursuant to this Plan shall be 1,375,000 shares of Common Stock.”

2.             Unless otherwise expressly provided for in this Amendment No. 2 to the Plan (this “Amendment”), all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Plan.

3.             Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Plan, and the Plan remains otherwise unchanged and in full force and effect.

4.             This Amendment shall be effective as of October 11, 2022.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed effective as of the date set forth above.

SYNAPTOGENIX, INC.,
A Delaware corporation

By:	/s/ Alan J. Tuchman
Alan J. Tuchman, Chief Executive Officer

[Signature Page to Amendment to the Plan]